Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (N0. 333-12543, 333-127206, 333-159805, and 333-186085) of BFC Financial Corporation of our report dated March 16, 2015 relating to the financial statements, financial statement schedules, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 16, 2015